UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

FUTURE INTERNATIONAL GROUP CORP.

 (Exact name of registrant as specified in its charter)

Nevada	333-202717	32-0421189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 5, Lane 97, Songlin Road

Pudong New District

 Shanghai, China

(Address of Principal Executive Offices)

+86 021 6029 8205

(Registrant’s telephone number, including area code)

PACMAN MEDIA INC.

Unit 8954

483 Green Lanes London, N134BS England, U.K.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 2, 2019, the Company filed a Certificate of Amendment with the Nevada Secretary of State which;

(a). Changed the name of the Company from “Pacman Media Inc.” to “Future International Group Corp.”,

(b). Increased the authorized shares of common stock, $0.001 par value, from 75,000,000 to 500,000,000 shares, and

(c). Created a class of preferred stock, $0.001 par value, called the Class A Preferred Stock in the amount of 10,000,000 authorized shares, with each share of Class A Preferred Stock having 100 votes to be cast with respect to any and all matters presented to shareholders for a vote whether at a meeting of shareholders or by written consent. Apart from the voting rights stated in the preceding sentence, the Class A Preferred Stock shall have no other rights, privileges or preferences.

As previously reported, the above corporate actions were adopted by written consent of our sole Director on April 23, 2019, and the sole Director recommended that the Corporate Action be presented to our shareholders for approval. On April 24, 2019, our majority stockholder, holding 99% of our outstanding voting securities executed written consent approving the corporate actions.

On May 7, 2019, the Company received approval from FINRA for the name change of the Company. In addition, the Company’s new symbol is “FIGM.”

A copy of the Certificate of Amendment filed with the Nevada Secretary of State on May 2, 2019 is attached hereto as Exhibit 3.1(a).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Description

3.1(a)

Certificate of Amendment filed with the Nevada Secretary of State on May 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future International Group Corp.

(Registrant)

/s/ Guobin Su

Guobin Su

President

Date: May 9, 2019

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